SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


 Date of Report  (Date of earliest event reported)      December 4, 1996


                         Berry Petroleum Company
           (Exact name of registrant as specified in its charter)


     Delaware                    1-9735                      77-0079387
     (State or other          (Commission                  IRS Employer
     jurisdiction of          File Number)               Identification No.
     incorporation)


            28700 Hovey Hills Road,   P.O. Bin X,  Taft, CA 93268
                  (Address of principal executive offices)


     Registrant's telephone number, including area code (805) 769-8811


                                   N/A
      (Former name or former address, if changed since last report)

Item 5.     Other Events.

          On December 4, 1996 Berry Petroleum Company entered into a three-year unsecured revolving line of credit agreement in the amount of $150 million with NationsBank of Texas. The initial borrowing base will be $50 million which can be redetermined periodically based on the needs of the Company, agreement with the Bank and approval of the Company's Board of Directors. Initial borrowings under the agreement will bear interest at LIBOR plus 60 basis points, with a committment fee on the unused portion of the borrowing base of 20 basis points.

Item 7.     Financial Statements and Exhibits.

          (a).     Financial Statements.    None required.

          (b).     Exhibits.

                   10.1  Credit Agreement, dated as of December
                         1, 1996, by and between the Registrant and NationsBank of Texas, N.A.



                       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.Date:

December 18, 1996                  BERRY PETROLEUM COMPANY,
                                   a Delaware corporation




                                   By: Kenneth A. Olson,
                                       Corporate Secretary and
                                       Treasurer